QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-68592, 333-88384) and on Form S-8 (Nos. 033-37690, 003-46097, 333-67391) of Cummins Inc. of our report dated February 25, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Indianapolis, IN
February 26, 2008

QuickLinks

  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM